EXHIBIT 21

SUBSIDIARIES OF SNYDER’S-LANCE, INC.

Name of Subsidiary	State/Province of Incorporation
Lanhold Investments, Inc. (1)	Delaware
Tamming Foods Ltd. (2)	Ontario
S-L Snacks Real Estate, Inc. (1)	Pennsylvania
S-L Snacks National, LLC (3)	North Carolina
S-L Distribution Company, Inc. (3)	Delaware
Michaud Distributors (10)	Maine
SOH Transportation, LLC (4)	Pennsylvania
S-L Routes, LLC (4)	Pennsylvania
Snyder’s of Delaware, Inc. (4)	Delaware
Patriot Snacks Real Estate, LLC (9)	Delaware
S-L Snacks IN, LLC (5)	North Carolina
S-L Snacks PN, LLC (5)	North Carolina
S-L Snacks NC, LLC (6)	North Carolina
S-L Snacks GA, LLC (6)	North Carolina
S-L Snacks FL, LLC (5)	North Carolina
S-L Snacks MA, LLC (5)	North Carolina
S-L Snacks PA, LLC (5)	North Carolina
S-L Snacks AZ, LLC (5)	North Carolina
S-L Snacks Private Brands, LLC (5)	North Carolina
S-L Logistics, LLC (5)	North Carolina
S-L Snacks OH, LLC (5)	North Carolina
S-L Snacks TX, LLC (5)	North Carolina
S-L Snacks IA, LLC (8)	North Carolina
SOH Capital, LLC (7)	Pennsylvania
George Greer Co., Inc (4)	Rhode Island
Thompson Distributing, Inc. (3)	Missouri

(1)	Snyder’s-Lance, Inc. owns 100% of the outstanding voting equity securities.
(2)	Subsidiary of Lanhold Investments, Inc., which owns 100% of the outstanding voting equity securities.
(3)	Subsidiary of S-L Snacks Real Estate, Inc. which owns 100% of the outstanding voting equity securities.
(4)	Subsidiary of S-L Distribution Company, Inc which owns 100% of the outstanding voting equity securities.
(5)	Subsidiary of S-L Snacks National, LLC which owns 100% of the outstanding voting equity securities.
(6)	Subsidiary of S-L Snacks PN, LLC which owns 100% of the outstanding voting equity securities.
(7)	Subsidiary of S-L Snacks PA, LLC which owns 100% of the outstanding voting equity securities.
(8)	Subsidiary of S-L Snacks Private Brands, LLC which owns 100% of the outstanding voting equity securities.
(9)	Subsidiary of S-L Distribution Company, LLC which owns 51% of the outstanding voting equity securities.
(10)	Subsidiary of S-L Snacks Real Estate, Inc. which owns 80% of the outstanding voting equity securities.